EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 23, 2000, except for Note 12 to the financial statements, as to which the date is August 28, 2000 included in MDI Entertainment, Inc.'s Form 10-KSB for the year ended May 31, 2000 and to all references to our Firm included in this Registration Statement.

                                                /s/ Arthur Andersen, LLP
                                             ---------------------------

Hartford, Connecticut
October 5, 2000